Exhibit 99
News Release
For Immediate Release

Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp, Inc. Reports Earnings for the First Quarter 2007

Our mission is uncompromising…
…to be the Premier Community Bank in every community we serve

VINELAND, NJ, April 19, 2007 - Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $4.7 million, or $.22 per share, for the quarter ended March 31, 2007, compared to net income of $4.2 million, or $.20 per share, for the first quarter 2006. Net income for the first quarter 2007 includes a net charge of approximately $874,000 (pre-tax), or $.02 per share. The net charge was a result of severance and other related expenses of approximately $2.3 million (pre-tax), or $.07 per share, offset by a net gain realized from the sale of three branches during the quarter of $1.4 million (pre-tax), or $.05 per share.
“We are pleased with our results for the quarter. Excluding the net charge for the quarter of $.02 per share, earnings were in line with expectations,” said Sidney R. Brown, acting president and chief executive officer of Sun Bancorp, Inc. “Our business momentum continues to be favorable as the Company realized good sequential growth for both loans and deposits for the quarter. This, combined with the developments during the first quarter, will lead to improved net income throughout the remaining quarters. During the quarter, we completed the previously announced sale of three branch offices and continue to accelerate the implementation of permanent savings and process improvements throughout the organization. We are focusing on every aspect of our business, as our Board and management team remain committed to our goal of transforming Sun National Bank into a high performing dominant bank within our footprint.”

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Sun Bancorp 1Q 2007 - page two
The following is an overview of the key financial highlights for the quarter:
•
Total assets of $3.325 billion at March 31, 2007, compared to $3.324 billion at December 31, 2006 and $3.284 billion at March 31, 2006. During the quarter, in conjunction with the sale of branches, the company sold loans of approximately $19.0 million and deposits of approximately $40.0 million.

•
Total loans before allowance for loan losses were $2.435 billion at March 31, 2007, an increase of $219.9 million, or 9.9%, over total loans at March 31, 2006, and an increase of $49.3 million, or 2.1%, over December 31, 2006. Linked quarter loan growth normalized for branch sales approximated 2.9%, or 11.6% annualized.

•
Credit quality trends remain stable. Total non-performing assets of $15.3 million at March 31, 2007, or .63% of total loans and real estate owned, compared to $15.2 million, or .64%, at December 31, 2006.

•
Total deposits were $2.694 billion at March 31, 2007, an increase of $91.3 million, or 3.5%, over deposits at March 31, 2006, and an increase of $26.3 million, or 1.0%, over December 31, 2006. Linked quarter deposit growth normalized for branch sales approximated 2.5%, or 10.0% annualized.

•
Net interest income (tax-equivalent basis) for the first quarter of $24.7 million compares to $24.6 million for the comparable prior year period and $24.8 million for the linked fourth quarter 2006. Net interest margin for the quarter of 3.34% compares to 3.40% for the comparable prior year period and 3.37% for the linked fourth quarter 2006. The margin for the quarter is at forecast and continues to reflect the impact of the increased costs of interest-bearing deposits attributable to the Bank’s promotional deposit pricing strategy in support of the retail transformation initiative.

•
Total operating non-interest income for the quarter of $5.6 million increased $1.2 million, or 26.2%, over the comparable prior year period and increased 4.3% over the linked fourth quarter 2006. The primary increase year-over-year was attributable to increases in service charges on deposit accounts of $1.0 million, or 47.3%.

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Sun Bancorp 1Q 2007 - page three
•
Total operating non-interest expenses for the quarter of $21.3 million decreased $1.0 million, or 4.6%, over the comparable prior year period. Total operating non-interest expenses are essentially flat over the linked fourth quarter 2006. The Company continues to focus on its profitability enhancement initiatives with particular emphasis on expense savings. The efficiency ratio for the quarter, excluding the gain on sale of branches of $1.4 million and the severance related charges of $2.3 million for the quarter, was 71.07%, compared to 77.24% for the comparable prior year period, and 70.78% for the linked fourth quarter 2006.

The Company will hold its regular quarterly conference call on Friday, April 20, 2007 at 10 a.m. (ET). The call will be Webcast live via the Sun Bancorp Web site.
Participants may call 1-800-391-2548 and give the verbal password: vi57608. The conference call also will be Web cast live through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to call in or log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for 48 hours following the call.
Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through more than 70 branch locations in Southern and Central New Jersey and New Castle County, Delaware. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Profitability for the period:
Net interest income	$24,333	$24,421	$24,545
Provision for loan losses	750	625	990
Non-interest income	7,017	4,396	5,012
Non-interest expense	23,571	22,273	21,889
Income before income taxes	7,029	5,919	6,678
Net income	$4,685	$4,173	$4,454

Financial ratios:
Return on average assets(1)	0.57%	0.52%	0.54%
Return on average equity(1)	5.44%	5.34%	5.24%
Return on average tangible equity(1),(2)	9.93%	10.38%	9.78%
Net interest margin(1)	3.34%	3.40%	3.37%
Efficiency ratio	75.19%	77.29%	74.06%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	71.07%	77.24%	70.78%

Earnings per common share:
Basic	$0.23	$0.21	$0.22
Diluted	$0.22	$0.20	$0.21

Average equity to average assets	10.44%	9.69%	10.34%

	March 31,		December 31,
	2007	2006	2006
At period-end:
Total assets	$3,325,189	$3,284,248	$3,324,055
Total deposits	2,694,304	2,603,040	2,667,997
Loans receivable, net of allowance for loan losses	2,408,499	2,190,182	2,359,616
Investments	480,721	656,456	505,090
Borrowings	149,799	236,985	160,622
Junior subordinated debentures	106,758	106,700	106,742
Shareholders’ equity	348,595	321,355	342,227

Credit quality and capital ratios:
Allowance for loan losses to total gross loans	1.07%	1.10%	1.08%
Non-performing assets to total gross loans and real estate owned	0.63%	0.59%	0.64%
Allowance for loan losses to non-performing loans	177.14%	214.49%	175.50%

Total capital (to risk-weighted assets)(4):
Sun Bancorp, Inc.	11.98%	11.54%	11.89%
Sun National Bank	10.63%	10.40%	10.57%
Tier 1 capital (to risk-weighted assets)(4):
Sun Bancorp, Inc.	11.00%	10.56%	10.91%
Sun National Bank	9.65%	9.43%	9.59%
Leverage ratio(4):
Sun Bancorp, Inc.	9.57%	8.91%	9.40%
Sun National Bank	8.40%	8.00%	8.28%

Book value	$16.97	$15.98	$16.69
Tangible book value	$9.43	$8.00	$9.05

(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expenses is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest expense excludes $2.3 million and $240,000 of severance related expense for the three months ended March 31, 2007 and December 31, 2006, respectively, and $495,000 of branch rationalization charges for the three months ended December 31, 2006. Non-interest income excludes $1.4 million and $(330,000) as a result of branch rationalization for the three months ended March 31, 2006 and December 31, 2007, respectively.

(4) March 31, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	March 31,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$75,280	$74,991
Interest-earning bank balances	5,618	48,066
Federal funds sold	57,151	47,043
Cash and cash equivalents	138,049	170,100
Investment securities available for sale (amortized cost - $444,278 and $467,975 at March 31, 2007 and December 31, 2006, respectively)	439,888	461,920
Investment securities held to maturity (estimated fair value - $22,643 and $24,846 at March 31, 2007 and December 31, 2006, respectively)	23,238	25,441
Loans receivable (net of allowance for loan losses - $26,027 and $25,658 at March 31, 2007 and December 31, 2006, respectively)	2,408,499	2,359,616
Restricted equity investments	17,595	17,729
Bank properties and equipment, net	42,152	42,292
Real estate owned, net	600	600
Accrued interest receivable	18,111	17,419
Goodwill	127,936	128,117
Intangible assets, net	27,011	28,570
Deferred taxes, net	3,635	3,939
Bank owned life insurance	64,639	57,370
Other assets	13,836	10,942
Total assets	$3,325,189	$3,324,055

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,694,304	$2,667,997
Advances from the Federal Home Loan Bank (FHLB)	100,481	103,560
Federal funds purchased	1,500	-
Securities sold under agreements to repurchase - customers	42,511	51,740
Obligation under capital lease	5,307	5,322
Junior subordinated debentures	106,758	106,742
Other liabilities	25,733	46,467
Total liabilities	2,976,594	2,981,828

SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized, 20,544,129 and 20,507,549 issued at March 31, 2007 and December 31, 2006, respectively	20,544	20,508
Additional paid-in capital	305,427	304,857
Retained earnings	25,479	20,794
Accumulated other comprehensive loss	(2,855)	(3,932)
Total shareholders’ equity	348,595	342,227
Total liabilities and shareholders’ equity	$3,325,189	$3,324,055

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months
	Ended March 31,
	2007	2006
INTEREST INCOME
Interest and fees on loans	$43,528	$36,595
Interest on taxable investment securities	4,117	5,577
Interest on non-taxable investment securities	658	256
Dividends on restricted equity investments	266	314
Interest on federal funds sold	522	280
Total interest income	49,091	43,022
INTEREST EXPENSE
Interest on deposits	20,834	13,647
Interest on borrowed funds	1,771	3,044
Interest on junior subordinated debentures	2,153	1,910
Total interest expense	24,758	18,601
Net interest income	24,333	24,421
PROVISION FOR LOAN LOSSES	750	625
Net interest income after provision for loan losses	23,583	23,796
NON-INTEREST INCOME
Service charges on deposit accounts	3,129	2,124
Other service charges	72	78
Net gain on sale of branches	1,443	-
Net gain on sale of loans	508	284
Net loss on sale of investment securities	-	(20)
Net gain on derivative instruments	234	366
Other	1,631	1,564
Total non-interest income	7,017	4,396
NON-INTEREST EXPENSE
Salaries and employee benefits	12,589	11,477
Occupancy expense	3,012	2,944
Equipment expense	1,951	1,927
Data processing expense	1,008	1,059
Advertising expense	473	423
Amortization of intangible assets	1,182	1,188
Real estate owned expense, net	6	(27)
Other	3,350	3,282
Total non-interest expense	23,571	22,273
INCOME BEFORE INCOME TAXES	7,029	5,919
INCOME TAXES	2,344	1,746
NET INCOME	$4,685	$4,173

Basic earnings per share	$0.23	$0.21
Diluted earnings per share	$0.22	$0.20

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2007	2006	2006	2006	2006
	Q1	Q4	Q3	Q2	Q1
Balance sheet at quarter end:
Loans:
Commercial and industrial	$1,992,523	$1,945,135	$1,927,964	$1,898,976	$1,846,580
Home equity	234,982	232,321	222,473	206,642	183,363
Second mortgage	76,449	77,337	78,251	77,802	72,344
Residential real estate	38,798	38,418	33,460	27,509	28,846
Other	91,774	92,063	88,896	84,347	83,497
Total gross loans	2,434,526	2,385,274	2,351,044	2,295,276	2,214,630
Allowance for loan losses	(26,027)	(25,658)	(25,785)	(24,680)	(24,448)
Net loans	2,408,499	2,359,616	2,325,259	2,270,596	2,190,182
Goodwill	127,936	128,117	128,351	128,352	128,311
Intangible assets, net	27,011	28,570	29,762	30,955	32,148
Total assets	3,325,189	3,324,055	3,262,894	3,210,597	3,284,248
Total deposits	2,694,304	2,667,997	2,636,954	2,586,034	2,603,040
Advances from the Federal Home Loan Bank (FHLB)	100,481	103,560	108,889	114,163	119,382
Federal funds purchased	1,500	-	-	-	-
Securities sold under agreements to repurchase - FHLB	-	-	-	15,000	70,000
Securities sold under agreements to repurchase - customers	42,511	51,740	51,423	39,864	42,236
Obligation under capital lease	5,307	5,322	5,337	5,352	5,367
Junior subordinated debentures	106,758	106,742	106,726	106,710	106,700
Total shareholders’ equity	348,595	342,227	335,849	327,669	321,355
Quarterly average balance sheet:
Loans:
Commercial and industrial	$1,976,223	$1,937,580	$1,902,279	$1,868,587	$1,811,832
Home equity	233,837	229,002	213,888	194,103	170,523
Second mortgage	76,167	77,593	77,500	75,059	66,426
Residential real estate	37,709	35,323	27,443	28,784	29,472
Other	92,705	90,358	87,071	86,047	82,450
Total gross loans	2,416,641	2,369,856	2,308,181	2,252,580	2,160,703
Securities and other interest-earning assets	540,473	578,983	570,366	657,636	731,744
Total interest-earning assets	2,957,114	2,948,839	2,878,547	2,910,216	2,892,447
Total assets	3,301,412	3,288,123	3,216,807	3,250,206	3,225,820
Non-interest-bearing demand deposits	458,201	480,339	498,416	503,081	496,249
Total deposits	2,664,668	2,648,713	2,580,973	2,599,596	2,533,158
Total interest-bearing liabilities	2,465,176	2,445,320	2,370,114	2,407,521	2,399,663
Total shareholders' equity	344,717	339,839	331,282	325,346	312,428

Capital and credit quality measures:
Total Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	11.98%	11.89%	11.87%	11.59%	11.54%
Sun National Bank	10.63%	10.57%	10.59%	10.35%	10.40%
Tier I Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	11.00%	10.91%	10.87%	10.63%	10.56%
Sun National Bank	9.65%	9.59%	9.58%	9.38%	9.43%
Leverage Ratio(1):
Sun Bancorp, Inc.	9.57%	9.40%	9.41%	9.10%	8.91%
Sun National Bank	8.40%	8.28%	8.31%	8.04%	8.00%

Average equity to average assets	10.44%	10.34%	10.30%	10.01%	9.69%
Allowance for loan losses to total gross loans	1.07%	1.08%	1.10%	1.08%	1.10%
Non-performing assets to total gross loans and real estate owned	0.63%	0.64%	0.63%	0.54%	0.59%
Allowance for loan losses to non-performing loans	177.14%	175.50%	182.37%	210.08%	214.49%

Other data:
Net (charge-offs) recoveries	$(381)	$(1,117)	$(212)	$(643)	$101
Non-performing assets:
Non-accrual loans	$14,147	$14,322	$14,073	$11,447	$11,049
Loans past due 90 days and accruing	546	298	66	301	349
Real estate owned, net	600	600	600	669	1,600
Total non-performing assets	$15,293	$15,220	$14,739	$12,417	$12,998
(1) March 31, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2007	2006	2006	2006	2006
	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$49,441	$48,807	$47,069	$45,747	$43,159
Interest expense	24,758	23,991	21,829	20,451	18,601
Tax-equivalent net interest income	24,683	24,816	25,240	25,296	24,558
Tax-equivalent adjustment	350	271	241	183	137
Provision for loan losses	750	990	1,317	875	625
Non-interest income, excluding net loss on sale of investment securities, net gain on sale of branches and net loss on sale or disposal of assets	5,574	5,343	5,268	5,070	4,416
Net loss on sale of investment securities	-	(1)	-	-	(20)
Net gain on sale of branches	1,443	-	-	-	-
Net loss on sale or disposal of assets	-	(330)	-	-	-
Non-interest expense, excluding amortization of intangible assets	22,389	20,696	20,397	22,448	21,085
Amortization of intangible assets	1,182	1,193	1,193	1,193	1,188
Income before income taxes	7,029	6,678	7,360	5,667	5,919
Income tax expense	2,344	2,224	2,503	1,877	1,746
Net income	$4,685	$4,454	$4,857	$3,790	$4,173
Financial ratios:
Return on average assets(1)	0.57%	0.54%	0.60%	0.47%	0.52%
Return on average equity(1)	5.44%	5.24%	5.86%	4.66%	5.34%
Return on average tangible equity(1),(2)	9.93%	9.78%	11.27%	9.17%	10.38%
Net interest margin(1)	3.34%	3.37%	3.51%	3.48%	3.40%
Efficiency ratio	75.19%	74.06%	71.33%	78.33%	77.29%
Efficiency ratio, excluding non-operating income and non-operating expense	71.07%	70.78%	71.00%	77.00%	77.24%
Per share date:
Earnings per common share(3):
Basic	$0.23	$0.22	$0.24	$0.19	$0.21
Diluted	$0.22	$0.21	$0.23	$0.18	$0.20
Book value	$16.97	$16.69	$16.42	$16.06	$15.98
Tangible book value	$9.43	$9.05	$8.69	$8.25	$8.00
Average basic shares	20,521,821	20,480,475	20,431,220	20,361,974	19,783,965
Average diluted shares	21,520,563	21,525,940	21,382,752	21,308,941	21,012,311
Operating non-interest income:
Service charges on deposit accounts	$3,129	$3,183	$3,188	$2,622	$2,124
Other service charges	72	73	80	80	78
Net gain on sale of loans	508	463	220	160	284
Net gain on derivative instruments	234	200	154	458	366
Other	1,631	1,424	1,626	1,750	1,564
Total operating non-interest income	5,574	5,343	5,268	5,070	4,416
Non-operating income(4):
Net loss on sale of investment securities	-	(1)	-	-	(20)
Net gain on sale of branches	1,443	-	-	-	-
Net loss on sale or disposal of assets	-	(330)	-	-	-
Total non-operating income	1,443	(331)	-	-	(20)
Total non-interest income	$7,017	$5,012	$5,268	$5,070	$4,396
Operating non-interest expense:
Salaries and employee benefits	$10,626	$10,602	$10,550	$11,710	$11,477
Occupancy expense	3,012	2,876	2,982	2,849	2,944
Equipment expense	1,951	1,960	1,945	2,084	1,927
Data processing expense	1,008	895	1,226	1,103	1,059
Advertising expense	473	407	303	550	423
Amortization of intangible assets	1,182	1,193	1,193	1,193	1,188
Real estate owned, net	6	12	86	167	(27)
Other expenses	2,996	3,209	3,205	3,585	3,282
Total operating non-interest expense	21,254	21,154	21,490	23,241	22,273
Non-operating expense(4):
Lease buy-out expenses and other branch rationalization charges	-	495	-	-	-
Severance and other related expenses	2,317	240	100	400	-
Total non-operating expense	2,317	735	100	400	-
Total non-interest expense	$23,571	$21,889	$21,590	$23,641	$22,273
(1) Annualized
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable assets and goodwill.

(3) Earnings per share is computed by dividing net income by weighted average number of shares of common stock outstanding.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended March 31, 2007			For the Three Months Ended March 31, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,976,223	$35,921	7.27%	$1,811,832	$30,594	6.75%
Home equity	233,837	3,825	6.54	170,523	2,743	6.43
Second mortgage	76,167	1,190	6.25	66,426	998	6.01
Residential real estate	37,709	757	8.03	29,472	623	8.45
Other	92,705	1,835	7.92	82,450	1,637	7.94
Total loans receivable	2,416,641	43,528	7.20	2,160,703	36,595	6.77
Investment securities(3)	482,240	5,155	4.28	693,637	6,139	3.54
Interest-bearing deposit with banks	18,363	236	5.14	12,372	145	4.69
Federal funds sold	39,870	522	5.24	25,735	280	4.35
Total interest-earning assets	2,957,114	49,441	6.69	2,892,447	43,159	5.97
Cash and due from banks	72,646			80,098
Bank properties and equipment	42,402			43,308
Goodwill and intangible assets, net	155,910			151,678
Other assets	73,340			58,289
Total non-interest-earning assets	344,298			333,373
Total assets	$3,301,412			$3,225,820

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$761,056	$5,935	3.12%	$882,548	$5,344	2.42%
Savings deposits	439,772	3,093	2.81	372,757	1,366	1.47
Time deposits	1,005,639	11,806	4.70	781,604	6,937	3.55
Total interest-bearing deposit accounts	2,206,467	20,834	3.78	2,036,909	13,647	2.68
Borrowed money:
Federal funds purchased	33	-	-	4,483	53	4.73
Securities sold under agreements to repurchase - customers	45,328	528	4.66	42,219	405	3.84
FHLB advances	101,288	1,146	4.53	207,901	2,357	4.53
Junior subordinated debentures	106,748	2,153	8.07	102,752	1,910	7.44
Obligation under capital lease	5,312	97	7.30	5,399	229	7.27
Total borrowings	258,709	3,924	6.07	362,754	4,954	5.46
Total interest-bearing liabilities	2,465,176	24,758	4.02	2,399,663	18,601	3.10
Non-interest-bearing demand deposits	458,201			496,249
Other liabilities	33,318			17,480
Total non-interest-bearing liabilities	491,519			513,729
Total liabilities	2,956,695			2,913,392
Shareholders’ equity	344,717			312,428
Total liabilities and shareholders’ equity	$3,301,412			$3,225,820

Net interest income		$24,683			$24,558
Interest rate spread(4)			2.67%			2.87%
Net interest margin(5)			3.34%			3.40%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.96%			120.54%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.